FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2014

UNITED STATES CELLULAR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-9712	62-1147325
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8410 West Bryn Mawr, Chicago, Illinois		60631
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:  (773) 399-8900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

This Current Report on Form 8-K is being filed to disclose the Third Amendment dated as of July 24, 2014 (“Third Amendment”) to the Revolving Credit Agreement dated December 17, 2010 (“Revolving Credit Agreement”) by and among United States Cellular Corporation (“U.S. Cellular”) as Borrower, on the one hand, and Toronto Dominion (Texas) LLC, as Administrative Agent, and the other lenders party thereto, on the other hand (collectively, “Lender Parties”).

As previously disclosed, the Revolving Credit Agreement permits U.S. Cellular to borrow up to $300,000,000 from time to time.  A description of the Revolving Credit Agreement (prior to the amendments described below), and a description of any material relationships between U.S. Cellular and its affiliates and any of the other parties to the Revolving Credit Agreement, are included in U.S. Cellular’s Form 8-K dated December 17, 2010 and are incorporated by reference herein.

Subsequently, U.S. Cellular and the Lender Parties entered into a First Amendment to the Revolving Credit Agreement dated as of September 2, 2011 (which reduced the applicable rates on the commitment and borrowings) and a Second Amendment to the Revolving Credit Agreement dated as of December 13, 2012 (which extended the maturity date from December 2015 to December 2017).

The continued availability of the Revolving Credit Agreement requires U.S. Cellular to comply with certain negative and affirmative covenants, including certain financial covenants.  The financial covenants include requirements to satisfy a Consolidated Interest Coverage Ratio (the ratio of Consolidated EBITDA to Consolidated Interest Charges) and a Consolidated Leverage Ratio (the ratio of Consolidated Funded Indebtedness to Consolidated EBITDA).

In order to provide U.S. Cellular with more financial flexibility, U.S. Cellular and the Lender Parties negotiated and entered into the Third Amendment to amend the Consolidated Leverage Ratio covenant in Section 7.10(b) of the Revolving Credit Agreement.  No change was made to the Consolidated Interest Coverage Ratio covenant.

The following identifies changes made to the Consolidated Leverage Ratio covenant in Article VII of the Revolving Credit Agreement by the Third Amendment (the following shows additions underlined  and deletions are shown in [~~brackets~~]):

 “So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Borrower shall not, nor shall it permit any Subsidiary to, directly or indirectly:

. . .

7.10                Financial Covenants.

(a) Consolidated Interest Coverage Ratio. Permit the Consolidated Interest Coverage Ratio as of the end of any fiscal quarter of the Borrower to be less than 3.00 to 1.00

(b) Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio as of the end of any fiscal quarter of the Borrower to be greater than [~~3.00 to 1.00.]~~ the ratios indicated for each period specified below:

Period                                                                                                     Ratios

From July 1, 2014 through December 31, 2015                                                              3.75 to 1.00

From January 1, 2016 through June 30, 2016                                                                 3.50 to 1.00

From July 1, 2016 through December 31, 2016                                                              3.25 to 1.00

From January 1, 2017 and thereafter                                                                               3.00 to 1.00”

In addition, certain technical amendments were also made by the Third Amendment. The foregoing brief description is qualified by reference to the copy of the Third Amendment attached hereto as Exhibit 4.1, which is incorporated herein by reference, and which identifies the Lender Parties thereto.

Currently, there are no borrowings under the Revolving Credit Agreement except for approximately $17.5 million relating to letters of credit.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01.  Financial Statements and Exhibits

(d)       Exhibits:

In accordance with the provisions of Item 601 of Regulation S-K, any Exhibits filed herewith are set forth on the Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

United States Cellular Corporation
(Registrant)

Date:	July 25, 2014

By:	/s/ Steven T. Campbell
Steven T. Campbell
Executive Vice President - Finance,
Chief Financial Officer and Treasurer
(principal financial officer)

EXHIBIT INDEX

The following exhibits are filed herewith as noted below.

Exhibit Number	Description of Exhibit
4.1	Third Amendment dated as of July 24, 2014 to the Revolving Credit Agreement